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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULE

To the Board of Directors and Stockholders of DBT Online, Inc. and subsidiaries:


We consent to the use in this Amendment No. 2 to the Registration Statement on Form S-3 (No. 333-85689) of DBT Online, Inc. of our report dated February 15, 1999 (September 23, 1999 as to the effects of the business combinations described in Note 11), appearing in the Prospectus, which is a part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.


Our audits of the consolidated financial statements referred to in our aforementioned report also included the consolidated financial statement schedule of DBT Online, Inc., and subsidiaries listed in Item 16. This consolidated financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such consolidated financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

DELOITTE & TOUCHE LLP
Certified Public Accountants

Fort Lauderdale, Florida

October 1, 1999